UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

ORYON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kellway Circle Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

(214) 267-1321

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01   Other Events.

On May 2, 2014, in compliance with Nevada Revised Statutes Sections 78.320 and 78.335 and the bylaws of Oryon Technologies, Inc. (the “Company”), shareholders of the Company holding 196,200,937 common shares of the Company (the “Consenting Shareholders”) delivered to the Company a written consent in lieu of a meeting to remove Thomas O. Schaeffer, Clifton Kwang-Fu Shen, Larry L. Sears and Richard K. Hoesterey as directors of the Company and to elect Alexios Hatzimihail, Tony Chahine, John P. Kapeleris and Terrence G. O’Hanlon-Rose as directors of the Company. The Consenting Shareholders collectively hold 77.75% of the issued and outstanding common shares of the Company.

On May 5, 2014, the Board of Directors of the Company appointed Tony Chahine as the Interim Chief Restructuring Officer.

The Board of Directors expects to notify shareholders of the Company of an upcoming annual general meeting of shareholders for the purpose of electing a Board of Directors, updating shareholders on recent events and other routine matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORYON TECHNOLOGIES, INC.
(Registrant)

Dated: May 6, 2014	By:	/s/ Tony Chahine
	Name:	Tony Chahine
	Title:	Chief Restructuring Officer and Director